Exhibit 10.1

Execution Copy

PROMISSORY NOTE

Date:	April 12, 2016 New York, New York

FOR VALUE RECEIVED, POW! ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), with an address at 9440 S. Santa Monica Boulevard, Suite 620, Beverly Hills, California 90210 hereby promises to pay to the order of RICCO CAPITAL (HOLDINGS) LIMITED (“Lender”), at its principal office at 12/F Entertainment Building, 30 Queen’s Road Central, Hong Kong on the Maturity Date, the aggregate principal amount of all advances (each an “Advance” and collectively, the “Advances”) made by Lender to Borrower under Section 1 of this promissory note (this “Note”), or such lesser amount as shall equal the aggregate unpaid principal amount thereof, together with interest on the unpaid principal balance of each Advance from the effective date thereof (each such date, an “Advance Date”), at a rate equal to the Prime Rate announced by Citibank, N.A. from time to time, compounded annually, in U.S. Dollars in immediately available funds.

1.                  ADVANCES. Lender hereby commits to make available, and, unless otherwise requested by Borrower at least 3 business days prior to the Advance Date thereof, Borrower hereby requests that Lender disburse, the Advances, in the principal amounts and on the corresponding Advance Dates set forth below, and Lender agrees to make available such Advances on such corresponding Advance Dates in immediately available funds, provided, in each such case, that no Event of Default (as defined below) has occurred and is continuing as of such Advance Date:

Date of Requested Advance	Amount of Requested Advance

April 13, 2016	$260,000
May 13, 2016	$220,000
June 13, 2016	$200,000

Upon making any Advance to Borrower under this Note, Lender shall record such Advance and the corresponding Advance Date in the appropriate columns on Schedule I hereto; provided, the failure to make any such recording shall not affect the Borrower’s obligations hereunder.

2.                  INTEREST. Accrued interest on this Note shall be payable on the Maturity Date.

3.                  PRINCIPAL; MATURITY DATE. The outstanding principal amount of all Advances, plus all accrued and unpaid interest thereon, shall become due and payable on the date of the earliest of the following events (the “Maturity Date”): (i) December 13, 2016; and (ii) on the acceleration of the maturity of the amounts due hereunder upon an Event of Default (as herein defined) in accordance with the provisions of this Note.

4.                  PREPAYMENT. Borrower may prepay this Note in full or in part at any time without penalty. All payments shall be applied by Lender as follows: first, to the payment of all accrued but unpaid fees, costs, or expenses under this Note; second, to the payment of interest on the principal amount of all Advances being repaid; and third, to the repayment of the outstanding principal amount of all Advances under this Note.

5.                  EVENTS OF DEFAULT; REMEDIES. Upon (a) the Borrower’s acceptance or the Borrower’s board of director’s recommendation of a proposal from a party other than the Lender or an affiliate thereof, the effect of which would result in the occurrence of a Change of Control, (b) the Borrower’s bankruptcy, general assignment for the benefit of creditors or failure to pay debts as they become due or (c) the occurrence of a Change of Control (each, an “Event of Default”), all principal, interest and other charges payable hereunder shall be automatically and immediately due and payable. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise. As used in this Note, a “Change of Control” shall mean: (x) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of Borrower having the right to vote for the election of members of the board of directors of the Borrower; (y) any reorganization, merger or consolidation of Borrower, other than a transaction or series of related transactions in which the holders of the voting securities of Borrower outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of Borrower or such other surviving or resulting entity; or (z) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of Borrower.

6.                  INTEREST UPON DEFAULT. Borrower agrees that if any amounts due hereunder are not paid when due, whether at maturity or accelerated maturity as provided herein (in addition to any other interest, fees, or expenses which may accrue as a result of such nonpayment), such unpaid amount will bear interest at the Prime Rate announced by Citibank, N.A. from time to time plus 3% per annum until such amount is paid in full.

7.                  PAYMENTS. If any amount becomes due and payable hereunder on a Saturday, Sunday or public or other banking holiday under the law of the State of New York, with respect to such amount the payment date shall be extended to the next succeeding business day.

8.                  WAIVERS. Borrower waives demand and presentment for payment, notice of non-payment or dishonor, notice of protest and protest of this Note and any other notice required to be given by applicable law and agrees that its liability hereunder shall not be affected by any renewals, amendments or modifications of this Note, or extensions of the time of payment of all or any part of the amount owing hereunder at any time or times.

9.                  EXPENSES; ATTORNEYS’ FEES. Borrower agrees to pay, to the extent allowed by law, reasonable attorneys’ fees, costs and expenses paid or incurred by Lender in connection with the collection or enforcement of this Note, including but not limited to reasonable attorneys’ fees, court costs, and costs incurred in connection with any bankruptcy proceedings, whether or not suit is filed. Borrower agrees to pay in full all amounts due under this Note without setoff, counterclaim, or any deduction whatsoever.

10.                  MISCELLANEOUS. No provision of this Note shall be waived, modified or limited except by a written agreement signed by Lender and Borrower. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision hereof. No delay or omission on the part of Lender in exercising any rights hereunder shall operate as a waiver of such right or of any other right under this Note. This Note shall be binding upon the Borrower and its heirs, successors and assigns and shall inure to the benefit of the Lender and its heirs, successors and assigns. Lender is hereby authorized, to the fullest extent permitted by law, to set off and apply any amounts owed by Lender to or for the credit or the account of Borrower against any amounts payable by Borrower under this Note. The rights of the Lender under the preceding sentence are in addition to other rights and remedies (including any other rights of setoff) which the Lender may have under applicable law or otherwise. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single instrument. Facsimile and pdf signatures are of the same force and effect as originals.

11.                  GOVERNING LAW; VENUE; TRIAL BY JURY. This Note shall be governed by the laws of the State of New York. The Borrower consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. The Borrower hereby waives any right to a trial by jury in any action or proceeding arising out of or in connection with this Note, or any other claim or dispute between the undersigned and the Lender.

BORROWER:

POW! ENTERTAINMENT, INC.

By:	/s/ Gill Champion
Name: Gill Champion
Title: CEO

ACKNOWLEDGED AND AGREED:

LENDER:

RICCO CAPITAL (HOLDINGS) LIMITED

By:	/s/ Victor Chen
Name: Victor Chen
Title: CEO

Schedule I

Advance Date	Amount of Advance